UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  March 11, 2011

WEBDIGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-53359	11-3820796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3433 West Broadway St., NE, Suite 501
Minneapolis, MN	55413
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (612) 767-3854

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sale of Equity Securities.

On March 11, 2011, the Company’s Board of Directors granted Mr. Robert Buntz, the Company’s Chairman and CEO , the right to convert up to $400,000 of a note he holds with the Company into shares in the Company’s common stock at a price of $0.01 per share.

Mr. Buntz exercised his right to convert $300,000 of his note payable to shares in the Company’s common stock on March 15, 2011 at a price of $0.01 per share.

On March 11, 2011, the Company’s Board of Directors granted Mr. Edward Wicker, the Company’s  CFO , the right to convert up to $96,384 of accrued salary into shares in the Company’s common stock at a price of $0.01 per share.

Mr. Wicker exercised his right to convert $96,384 of accrued compensation to shares of the Company’s common stock on March 15, 2011 at a price of $0.01 per share.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 11, 2011, Mr. Joseph Fox, resigned from the Board of Directors of Webdigs, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Webdigs, Inc.

/s/ Robert A. Buntz, Jr.
Robert A. Buntz, Jr.
Chief Executive Officer and President